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                                                                 EXHIBIT 10.52.1
                               GUARANTY AGREEMENT
                               (LANDLORD GUARANTY)

      THIS GUARANTY AGREEMENT (this "Agreement") is made and given as of February 28, 2003 by ALTERRA HEALTHCARE CORPORATION, a Delaware corporation (the "Guarantor"), for the benefit of SNH ALT LEASED PROPERTIES TRUST, a Maryland real estate investment trust (together with its successors and assigns, the "Landlord").

                              W I T N E S S E T H:

      WHEREAS, pursuant to a Purchase and Sale Agreement, dated as of the date hereof (as amended from time to time, the "Purchase Agreement"), among ALS-Venture II, Inc. and Wynwood of Chapel Hill, LLC (collectively, the "Sellers") and the Landlord, the Sellers have agreed to sell to the Landlord, and the Landlord has agreed to purchase from the Sellers, certain real property, together with related improvements and certain personal property, as more particularly described in the Purchase Agreement; and

      WHEREAS, pursuant to a Lease Agreement, dated as of the date hereof (as amended from time to time, the "Lease"), between the Landlord and AHC Trailside, Inc. (the "Tenant"), the Landlord has agreed to Lease to the Tenant, and the Tenant has agreed to lease from the Landlord, certain real property, together with related improvements and certain personal property, as more particularly described in the Lease; and

      WHEREAS, the Purchase Agreement and the Lease are cross-defaulted and cross-collateralized; and

      WHEREAS, the Sellers and the Tenant are subsidiaries, or limited liability companies, wholly-owned by the Guarantor; and

      WHEREAS, it is a condition precedent to the Landlord's entering into the Purchase Agreement and the Lease that the Guarantor guaranty (i) all of the payment and performance obligations of the Sellers with respect to the Purchase Agreement, and (ii) all of the payment and performance obligations of the Tenant with respect to the Lease; and

      WHEREAS, the transactions contemplated by the Purchase Agreement and the Lease are of direct material benefit to the Guarantor; and

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      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

      1. Certain Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Lease.

      2. Guaranteed Obligations. For purposes of this Agreement, the term "Guaranteed Obligations" shall mean the payment and performance of each and every obligation of the Tenant and the Sellers to the Landlord under the Lease Documents or relating thereto, whether now existing or hereafter arising, and including, without limitation, the payment of the full amount of the Rent and other charges payable under the Lease.

      3. Representations and Covenants. The Guarantor represents, warrants, covenants, and agrees that:

            3.1 Incorporation of Representations and Warranties. The representations and warranties of the Tenant, the Sellers and their Affiliated Persons set forth in the Lease Documents are true and correct on and as of the date hereof in all material respects.

            3.2 Performance of Covenants and Agreements. The Guarantor hereby agrees to take all lawful action in its power to cause the Tenant and the Sellers duly and punctually to perform all of the covenants and agreements set forth in the Lease Documents.

            3.3 Validity of Agreement. The Guarantor has duly and validly executed and delivered this Agreement; this Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforceability thereof may be subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and subject to general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity; and the execution, delivery and performance of this Agreement have been duly authorized by all requisite action of the Guarantor and such execution, delivery and performance by the Guarantor will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of,

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any indenture, mortgage, deed of trust, note, other evidence of indebtedness, agreement or other instrument to which it may be a party or by which it or any of its property or assets may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court or any order or other public regulation of any governmental commission, bureau or administrative agency.

            3.4 Payment of Expenses. The Guarantor agrees, as principal obligor and not as guarantor only, to pay to the Landlord forthwith, upon demand, in immediately available federal funds, all costs and expenses (including reasonable attorneys' fees and disbursements) incurred or expended by the Landlord in connection with the enforcement of this Agreement, together with interest on amounts recoverable under this Agreement from the time such amounts become due until payment at the Overdue Rate. The Guarantor's covenants and agreements set forth in this Section 3.4 shall survive the termination of this Agreement.

            3.5 Notices. The Guarantor shall promptly give notice to the Landlord of any event known to it which might reasonably result in a material adverse change in its financial condition, other than the Chapter 11 case, which has been filed by the Guarantor and is pending in Bankruptcy Court as of the date hereof.

            3.6 Reports. The Guarantor shall promptly provide to the Landlord each of the financial reports, certificates and other documents required of it under the Lease Documents.

            3.7 Books and Records. The Guarantor shall at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles and shall set aside on its books from its earnings for each fiscal year all such proper reserves, including reserves for depreciation, depletion, obsolescence and amortization of its properties during such fiscal year, as shall be required in accordance with generally accepted accounting principles, consistently applied, in connection with its business. The Guarantor shall permit access by the Landlord and its agents to the books and records maintained by the Guarantor during normal business hours and upon reasonable notice.

            3.8 Taxes, Etc. The Guarantor shall pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, real,

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personal or mixed, or upon any part thereof, as well as all claims of any kind
(including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon any property and result in a material adverse change in the financial condition of the Guarantor; provided, however, that the Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if the Guarantor shall have set aside on its books such reserves, if any, with respect thereto as are required by generally accepted accounting principles.

            3.9 Legal Existence; Change in Control of Guarantor. The Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. Except as specifically permitted under the Lease, the Guarantor shall cause any Person, as a condition of, and prior to such Person becoming an Acquiring Guarantor, to execute this Agreement in favor of the Landlord pursuant to which the Acquiring Guarantor shall guarantee the payment and performance of the Guaranteed Obligations.

            3.10 Compliance. The Guarantor shall use reasonable business efforts to comply in all material respects with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to environmental, safety and other similar standards or controls).

            3.11 Insurance. The Guarantor shall maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage with substantially similar coverages and in substantially similar amounts as are required to be maintained by the Tenant under the Lease (provided the Guarantor and the Tenant's insurance requirements may be satisfied using the same insurance policy).

            3.12 Financial Statements, Etc. The financial statements previously delivered to the Landlord by the Guarantor fairly present the financial condition of the Guarantor in accordance with generally accepted accounting principles consistently applied and there has been no material adverse change from the date thereof through the date hereof, other than

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the Chapter 11 case, which has been filed by the Guarantor and is pending in
Bankruptcy Court as of the date hereof.

            3.13 No Change in Control. The Guarantor shall not permit the occurrence of any direct or indirect Change in Control of the Tenant or the Guarantor, except as explicitly permitted under the Lease.

      4. Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees that the Guaranteed Obligations which are monetary obligations shall be paid in full when due and payable, whether upon demand, at the stated or accelerated maturity thereof pursuant to any Lease Document, or otherwise, and that the Guaranteed Obligations which are performance obligations shall be fully performed at the times and in the manner such performance is required by the Lease Documents. With respect to the Guaranteed Obligations which are monetary obligations, this guarantee is a guarantee of payment and not of collectibility and is absolute and in no way conditional or contingent. In case any part of the Guaranteed Obligations shall not have been paid when due and payable or performed at the time performance is required, the Guarantor shall, in the case of monetary obligations, within five (5) days after receipt of notice from the Landlord, pay or cause to be paid to the Landlord the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Lease Documents) or, in the case of nonmonetary obligations, perform or cause to be performed such obligations in accordance with the Lease Documents.

      5. Set-Off. The Guarantor hereby authorizes the Landlord, at any time and without notice to set off the whole or any portion or portions of any or all sums credited by or due from the Landlord to it against amounts payable under this Agreement. The Landlord shall promptly notify the Guarantor of any such set-off made by the Landlord and the application made by the Landlord of the proceeds thereof.

      6. Unenforceability of Guaranteed Obligations, Etc. If the Tenant or either of the Sellers is for any reason under no legal obligation to discharge any of the Guaranteed Obligations (other than because the same have been previously discharged in accordance with the terms of the Lease Documents), or if any other moneys included in the Guaranteed Obligations have become unrecoverable from the Tenant or either of the Sellers by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Guaranteed Obligation or of any Lease Document or any

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limitation on the liability of the Tenant or either of the Sellers thereunder not contemplated by the Lease Documents or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the guarantees contained in this Agreement shall nevertheless remain in full force and effect and shall be binding upon the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Guaranteed Obligations.

      7. Additional Guarantees. This Agreement shall be in addition to any other guarantee or other security for the Guaranteed Obligations and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guarantee or security or by any waiver, amendment, release or modification thereof.

      8. Consents and Waivers, Etc. The Guarantor hereby acknowledges receipt of correct and complete copies of each of the Lease Documents, and consents to all of the terms and provisions thereof, as the same may be from time to time hereafter amended or changed in accordance with the terms and conditions thereof, and, except as otherwise provided herein, to the maximum extent permitted by applicable law, waives (a) presentment, demand for payment, and protest of nonpayment, of any principal of or interest on any of the Guaranteed Obligations, (b) notice of acceptance of this Agreement and of diligence, presentment, demand and protest, (c) notice of any default hereunder and any default, breach or nonperformance or Event of Default under any of the Guaranteed Obligations or the Lease Documents, (d) notice of the terms, time and place of any private or public sale of any collateral held as security for the Guaranteed Obligations, (e) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies against the Tenant, the Sellers or any other guarantor of the Guaranteed Obligations, under or pursuant to the Lease Documents, or any agreement directly or indirectly relating thereto and any requirements of diligence or promptness on the part of the holders of the Guaranteed Obligations in connection therewith, and (f) to the extent it lawfully may do so, any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law and any defense of any kind which it may now or hereafter have with respect to this Agreement, or any of the Lease Documents or the Guaranteed Obligations (other than that the same have been discharged in accordance with the Lease Documents).

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      9. No Impairment, Etc. The obligations, covenants, agreements and duties of the Guarantor under this Agreement shall not be affected or impaired by any assignment or transfer in whole or in part of any of the Guaranteed Obligations without notice to the Guarantor, or any waiver by the Landlord or any holder of any of the Guaranteed Obligations or by the holders of all of the Guaranteed Obligations of the performance or observance by the Tenant, the Sellers or any other guarantor of any of the agreements, covenants, terms or conditions contained in the Guaranteed Obligations or the Lease Documents or any indulgence in or the extension of the time for payment by the Tenant, the Sellers or any other guarantor of any amounts payable under or in connection with the Guaranteed Obligations or the Lease Documents or any other instrument or agreement relating to the Guaranteed Obligations or of the time for performance by the Tenant, the Sellers or any other guarantor of any other obligations under or arising out of any of the foregoing or the extension or renewal thereof (except that with respect to any extension of time for payment or performance of any of the Guaranteed Obligations granted by the Landlord or any other holder of such Guaranteed Obligations to the Tenant or the Sellers, the Guarantor's obligations to pay or perform such Guaranteed Obligation shall be subject to the same extension of time for performance), or the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Tenant, the Sellers or any other guarantor set forth in any of the foregoing, or the voluntary or involuntary sale or other disposition of all or substantially all the assets of the Tenant, either of the Sellers or any other guarantor or insolvency, bankruptcy, or other similar proceedings affecting the Tenant, either of the Sellers or any other guarantor or any assets of the Tenant, either of the Sellers or any such other guarantor, or the release or discharge of the Tenant, either of the Sellers or any such other guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the foregoing without the consent of the holders of the Guaranteed Obligations by operation of law, or any other cause, whether similar or dissimilar to the foregoing.

      10. Bankruptcy Considerations. The provisions of this Agreement have been approved by the Bankruptcy Court overseeing the Chapter 11 case of the Guarantor. The obligations of the Guarantor and the Landlord shall not be limited, modified or otherwise relieved by any proceedings or orders entered in the Guarantor's bankruptcy case. The Landlord shall be entitled to take all actions it deems appropriate in order that it may exercise its rights and remedies as provided herein without further relief from the Bankruptcy Court so long as the Landlord

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shall provide the Guarantor with at least five (5) Business Days' written notice of its intention to take any such action, unless the Bankruptcy Court enters an order restricting such action. Except as limited by the foregoing, the Guarantor and the Landlord shall retain their respective rights and remedies as provided in this Agreement.

      11. Reimbursement, Subrogation, Etc. The Guarantor hereby covenants and agrees that it will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against the Tenant or either of the Sellers (or any other person against whom the Landlord may proceed) with respect to the Guaranteed Obligations prior to the payment in full of all amounts owing with respect to the Lease Documents, and until all indebtedness of the Tenant and the Sellers to the Landlord shall have been paid in full, the Guarantor shall not have any right of subrogation, and the Guarantor waives any defense it may have based upon any election of remedies by the Landlord which destroys its subrogation rights or its rights to proceed against the Tenant or either of the Sellers for reimbursement, including, without limitation, any loss of rights the Guarantor may suffer by reason of any rights, powers or remedies of the Tenant or either of the Sellers in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to the Landlord. Until all obligations of the Tenant and the Sellers pursuant to the Lease Documents shall have been paid and satisfied in full, the Guarantor further waives any right to enforce any remedy which the Landlord now has or may in the future have against the Tenant, the Sellers, any other guarantor or any other person and any benefit of, or any right to participate in, any security whatsoever now or in the future held by the Landlord.

      12. Defeasance. This Agreement shall terminate at such time as the Guaranteed Obligations have been paid and performed in full and all other obligations of the Guarantor to the Landlord under this Agreement have been satisfied in full; provided, however, if at any time, all or any part of any payment applied on account of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Tenant or either of the Sellers), this Agreement, to the extent such payment is or must be rescinded or returned, shall be deemed to have continued in existence notwithstanding any such termination.

      13. Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required

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or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either (i) in hand, (ii) by telecopier with electronic confirmation of receipt (provided a conforming copy is immediately delivered by hand or by Federal Express or a similar expedited commercial carrier), or (iii) by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

      (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

      (c) All such notices shall be addressed,

      if to the Landlord to:

          c/o Senior Housing Properties Trust
          400 Centre Street
          Newton, Massachusetts  02458
          Attn:  Mr. David J. Hegarty
          [Telecopier No. (617) 796-8349]

      with a copy to:

          Sullivan & Worcester LLP
          One Post Office Square
          Boston, Massachusetts  02109
          Attn:  Nancy S. Grodberg, Esq.
          [Telecopier No. (617) 338-2880]

      if to the Guarantor to:

          Alterra Healthcare Corporation
          10000 Innovation Drive
          Milwaukee, WI  53226
          Attn:  Mr. Mark W. Ohlendorf
          [Telecopier No. (414) 918-5050]

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      with a copy to:

          Rogers & Hardin LLP
          229 Peachtree Street, N.E.
          Suite 2700
          Atlanta, GA 30303-1601
          Attn:  Miriam J. Dent, Esq.
          [Telecopier No. (404) 525-2224]

      (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

      14. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including without limitation the holders, from time to time, of the Guaranteed Obligations; and all representations, warranties, covenants and agreements by or on behalf of the Guarantor which are contained in this Agreement shall inure to the benefit of the Landlord's successors and assigns, including without limitation said holders, whether so expressed or not.

      15. Applicable Law. Except as to matters regarding the internal affairs of the Landlord and issues of or limitations on any personal liability of the shareholders and trustees of the Landlord for obligations of the Landlord, as to which the laws of the State of Maryland shall govern, this Agreement, the Lease Documents and any other instruments executed and delivered to evidence, complete or perfect the transactions contemplated hereby and thereby shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where any such instrument is executed or delivered; or (ii) where any payment or other performance required by any such instrument is made or required to be made; or (iii) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of

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a jurisdiction other than The Commonwealth of Massachusetts; or (vii) any combination of the foregoing.

      16. Modification of Agreement. No modification or waiver of any provision of this Agreement, nor any consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Landlord, and such modification, waiver or consent shall be effective only in the specific instances and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances. This Agreement may not be amended except by an instrument in writing executed by or on behalf of the party against whom enforcement of such amendment is sought.

      17. Waiver of Rights by the Landlord. Neither any failure nor any delay on the Landlord's part in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

      18. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

      19. Entire Contract. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

      20. Headings; Counterparts. Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

      21. Remedies Cumulative. No remedy herein conferred upon the Landlord is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in

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addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      22. NON-LIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING THE LANDLORD, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SNH ALT LEASED PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE LANDLORD SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF OR CLAIM AGAINST, THE LANDLORD. ALL PERSONS DEALING WITH THE LANDLORD, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE LANDLORD FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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      IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed under seal as of the date first above written.

                                         ALTERRA HEALTHCARE CORPORATION,
                                         a Delaware corporation

                                         By: /s/ Mark W. Ohlendorf
                                             -----------------------------------
                                             Mark W. Ohlendorf
                                             Senior Vice President

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